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                                                                     EXHIBIT 23c


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ArvinMeritor, Inc. (successor to Meritor Automotive, Inc.) on Form S-8, of our reports dated November 9, 1999 appearing in or incorporated by reference in the Annual Report on Form 10-K for the year ended September 30, 1999 and our report dated March 27, 2000, appearing in the Annual Report on Form 11K of Meritor Automotive, Inc. Savings Plan for the year ended September 30, 1999.


DELOITTE & TOUCHE LLP


Detroit, Michigan
November 9, 2000